Exhibit 1

JOINT FILING AGREEMENT

C-III Investments LLC, C-III Capital Partners LLC, Island C-III Manager LLC, Anubis Advisors LLC, Island Capital Group LLC and Andrew L. Farkas, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

Date: October 25, 2011

C-III INVESTMENTS LLC		C-III CAPITAL PARTNERS LLC

		By:	Island C-III Manager LLC, its Manager

By:	/s/ Jeffrey P. Cohen
	Name: Jeffrey P. Cohen	By:	/s/ Jeffrey P. Cohen
	Title: President		Name: Jeffrey P. Cohen Title: President

ISLAND C-III MANAGER LLC		ANUBIS ADVISORS LLC

By:	/s/ Jeffrey P.Cohen	By:	/s/ Jeffrey P. Cohen
	Name: Jeffrey P. Cohen Title: President		Name: Jeffrey P. Cohen Title: President

ISLAND CAPITAL GROUP

By:	/s/ Jeffrey P. Cohen		/s/ Andrew L. Farkas
	Name: Jeffrey P. Cohen Title: President		ANDREW L. FARKAS